Exhibit 16.1

BONDBLOXX ETF TRUST

POWER OF ATTORNEY

The undersigned officers and trustees of BONDBLOXX ETF TRUST (the “Trust”) hereby appoint LELAND CLEMONS, JR., JOANNA GALLEGOS, and TONY KELLY (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to sign a registration statement on Form N-14 (including amendments thereto and any and all other instruments or documents related thereto), with respect to BondBloxx USD High Yield Bond Sector Rotation ETF, a series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and to file the same, with all exhibits thereto, and all other documents in connection therewith granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes may lawfully do or cause to be done by virtue hereof.

The undersigned officers and directors hereby execute this Power of Attorney as of the 16th day of June, 2023.

/s/ Joanna Gallegos
Joanna Gallegos, Trustee, President, Chief Executive Officer and Secretary	Tony Kelly, Chief Financial Officer, Chief Accounting Officer, Vice President and Treasurer

/s/ Allan C. Eberhart	/s/ David A. Lonergan
Allan C. Eberhart, Trustee	David A. Lonergan, Trustee

/s/ Stephen A. Messinger	/s/ H. Michael Williams
Stephen A. Messinger, Trustee	H. Michael Williams, Trustee